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                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of July 23, 1999 between GLENN SANDS (the "Executive") and PERISCOPE SPORTSWEAR, INC., a Delaware corporation (the "Company"), which amends and restates the Employment Agreement between the Executive and the Company, dated as of January 1, 1998, as amended by an Amendment to Employment Agreement, dated as of December 11, 1998.

          1.  Term of Agreement. Subject to the terms and conditions hereof, the
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term of employment of the Executive under this Employment Agreement shall be for the period commencing on January 1, 1998 (the "Commencement Date") and terminating on December 31, 2002, unless sooner terminated as provided in accordance with the provisions of Section 6 hereof; provided, however, that the Company shall have the option to extend the Executive's employment hereunder for two additional one year periods (each, an "Extension Period") by giving the Executive written notice of its exercise of such option no less than 90 days prior to the expiration of the then current term. (Such term of employment, including any Extension Period, is herein sometimes called the "Employment Term".)

          2.  Employment. The Company hereby agrees to continue to employ the
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Executive as President and Chief Executive Officer and the Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

          3.  Duties and Responsibilities. The Executive shall be President and
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Chief Executive Officer of the Company during the Employment Term. The Executive shall report to and be subject to the direction of the Board of Directors and shall perform such duties consistent with his title and position as may be assigned to him from time-to-time by the Board of
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Directors. During the Employment Term, Executive shall devote his full time, skill, energy and attention to the business of the Company and shall perform his duties in a diligent, trustworthy, loyal and businesslike manner.

           4.   Compensation. (a) The Company shall pay to Executive a salary
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(the "Base Salary") at the rate specified in the following sentence payable in such manner as it shall determine, but in no event any less often than monthly, less withholding required by law and other deductions agreed to by Executive. The Company shall pay the Executive a salary at the rate of $500,000 per year for the first, fourth and fifth years of the Employment Term, and at the rate of $950,000 per year the second and third years of the Employment Term.

                (b) In addition to the Base Salary, the Company shall pay the Executive a $450,000 bonus (the "Bonus") for the first, fourth and fifth years of the Employment Term and the first and second years of the Extension Period if the following conditions are met as to the particular year:

     (i) during the first year of the Employment Term (A) the Company consummates an initial public offering, (B) the Company has net sales of at least $87,000,000 and (C) the Executive is continually employed by the Company through December 31, 1998;

     (ii) during the fourth or fifth year, as applicable, of the Employment Term, (A) the Company has net sales of at least $110,000,000 or $120,000,000, respectively, and (B) the Executive is continually employed by the Company through December 31, 2001 or December 31, 2002, respectively; and

     (iii) during the first or second year, as applicable, of the Extension Period of the Employment Term (A) the Company has net sales of at least $130,000,000 or $140,000,000,

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respectively, and (B) the Executive is continually employed by the Company through December 31, 2003 or December 31, 2004, respectively.

For purposes of this paragraph (b), net sales shall mean gross sales less returns and allowances. Any Bonus payable hereunder shall be paid within forty-five (45) days of the close of the applicable year of the Employment Term.

          5.  Expenses and Benefits.
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              (a) The Company shall, consistent with its policy of reporting and reimbursement of business expenses, reimburse the Executive for such ordinary and necessary business related expenses as shall be incurred by the Executive in the course of the performance of his duties under this Agreement. In addition, the Executive shall be entitled to an annual $50,000 non-accountable expense allowance.
              (b) The Executive shall be eligible to participate to the extent that he qualifies in all benefit plans, including without limitation, pension, term life insurance, hospitalization, medical insurance and disability plans as are made available from time-to-time to executives of the Company.

              (c) Should the Company, in its sole discretion, obtain key-man insurance policies on the life of the Executive, the Executive shall have the right to designate a beneficiary of such policies for up to $1 million in proceeds thereof (the "Designated Portion"). The Executive shall cooperate with the Company in obtaining such key-man insurance, including timely submitting to any required medical or other examination. The Executive acknowledges that (i) the Company shall have the sole discretion to obtain and to maintain or terminate any such key-man life insurance policies with respect to the Executive, including the amount of the policies, (ii) if the Company does obtain and maintain such life insurance policies, the Company

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shall be entitled to all proceeds from such insurance policies other than the
Designated Portion, and (iii) the Executive or any beneficiaries the Executive may designate under such insurance policies shall have no rights with respect to the maintenance or termination of such insurance policies or the proceeds of such insurance policies other than the Designated Portion on non-terminated policies.

              (d) The Executive shall be entitled to four weeks of paid vacation annually, which shall be taken in accordance with the procedures of the Company in effect from time-to-time.

          6.  Termination.
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              (a) The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness or incapacity of such character as to substantially disable him from performing his duties hereunder for a period of more one hundred eighty (180) consecutive days upon the Company giving at least thirty
(30) days written notice of termination; provided, however, that if the Executive is eligible to receive disability payments pursuant to a disability insurance policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this Agreement.

              (b) This Agreement shall terminate upon the death of Executive.

              (c) The Company may terminate this Agreement at any time because of (i) the Executive's material breach of any term of this Agreement or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; provided, in each case, however, that the Company shall not terminate this Agreement pursuant to this Section 6(c) unless the Company shall first have delivered to the Executive a

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notice which specifically identifies such breach or misconduct and the Executive shall not have cured the same within fifteen (15) days after receipt of such notice.

              (d) The Executive may terminate his employment for "Good Reason" if:

              (i) he is assigned, without his express written consent, any duties inconsistent with his positions, duties, responsibilities, authority and status with the Company as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof, except in connection with the termination of his employment by him without Good Reason;

              (ii)  his Base Salary compensation is reduced; or

              (iii) any other material breach of this Agreement by the Company, provided the Executive shall first have delivered to the Company a notice which specifically identifies such breach and the Company shall not have cured the same within fifteen (15) days after receipt of such notice.

          7.  Liquidated Damages. It is understood that if the Executive (i)
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shall elect to terminate his employment for a Good Reason (as defined above) or
(ii) his employment is terminated by the Company otherwise than as provided in
Section 6, the Executive will suffer damages which will be difficult to calculate. Consequently, in the event of a termination of the Executive's employment for either of these reasons, the Executive shall be entitled by way of liquidated damages and not as a penalty to receive a single lump sum payment in an amount equal to the amount of the Base Salary payments that, but for his termination of employment under this Section 7, would have been payable to the Executive for the remainder of the Employment Term, and Sections 8 and 9 shall be inapplicable and void. The Company shall

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make the lump-sum payment to the Executive within fifteen (15) days following his termination of employment for the reason set forth in this Section 7. The Executive shall not be required to mitigate the amount of any payment provided in this Section 7 nor shall the amount payable under this Section be reduced by any compensation earned by the Executive after the date of his termination of employment.

          8. Revealing of Trade Secrets, etc. The Executive acknowledges the
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interest of the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company or any of its affiliates; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company or its affiliates, (b) information which is then in the public domain, or (c) information required to be disclosed by law.

          9. Covenants Not to Compete. (a) During the Covered Period (as defined
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below), the Executive shall not anywhere in North America, directly or indirectly, with or without compensation, engage in, be employed by or control, advise, manage, finance or receive any economic benefit from, or have any interest (whether as a shareholder, director, officer, employee, subcontractor, partner, consultant, agent or otherwise) in, any business, company, firm or other entity which is engaged in, or conducts activities substantially similar to or likely to be competitive with the business of the Company as conducted from the date hereof until the date of termination of this Agreement (the "Competitive Business"); provided, however, that nothing herein shall prohibit the Executive from owning not more than five (5%) percent of the outstanding stock of any publicly held corporation. Without limiting the foregoing, during the

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Covered Period, the Executive shall not, in competition with the Competitive
Business, (i) solicit or deal with any supplier, contractor or customer of the Company; (ii) seek to persuade any employee of the Company or any of its subsidiaries or divisions to discontinue his or her status or employment therewith; or (iii) hire or retain any employee of the Company or any of its subsidiaries or divisions.

              (b) For purposes of this Employment Agreement, the "Covered Period" shall extend (i) from the Commencement Date until the date of termination of this Agreement and for a period of three (3) years thereafter, if the Executive shall terminate his employment with the Company without cause at any time during the Employment Term (including during any Extension Period), or if the Company shall terminate this Agreement pursuant to Section 6(c) above at any time during the Employment Term (including during any Extension Period); or
(ii) from the Commencement Date until the date of termination of this Agreement and for a period of one (1) year thereafter, if the Company shall exercise its option to extend the Executive's employment hereunder for an Extension Period and the Executive shall determine not to so extend his employment with the Company.

              (c) If the Executive shall continue to be employed by the Company through the Employment Term, the provisions of Section 9(a) above shall not apply and, in lieu thereof, the Executive agrees that, from the Commencement Date until the date of termination of this Agreement and for a period of one (1) year thereafter, the Executive shall not anywhere in North America, directly or indirectly, on behalf of any business, company, firm or other entity which is engaged in, or conducts activities substantially similar to or likely to be competitive with the business of the Company as conducted from the date hereof until the date of termination of this Agreement, (i) seek to persuade any employee of the Company or any of its subsidiaries

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or divisions to discontinue his or her status or employment therewith; or (ii)
hire or retain any employee of the Company or any of its subsidiaries or divisions.

              (d) In the event that the provisions of this Section 9 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law, then such provisions shall be deemed amended to the maximum permitted by applicable law. The Executive specifically acknowledges and agrees that (x) the remedy at law for any breach of the foregoing covenants will be inadequate, and (y) the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief in the event the Executive violates the provisions of this Section 9.

          10. Opportunities. During his employment with the Company, and for one
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year thereafter, the Executive shall not take any action which might divert from the Company any opportunity learned about by him during his employment with the Company (including without limitation during the Employment Term) which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

          11. Survival. In the event that this Agreement shall be terminated,
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then notwithstanding such termination, the obligations of the Executive pursuant to Sections 8 and 9 of this Agreement shall survive such termination, except to the extent otherwise provided in Section 7 of this Agreement.

          12. Contents of Agreement, Parties in Interest, Assignment, etc. This
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Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive

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hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by the Executive. This Agreement shall not be amended except by a written instrument duly executed by the parties.

          13. Severability. If any term or provision of this Agreement shall be
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held to be invalid, illegal or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable term or provision had not been contained herein.

          14. Notices. Any notice, request, instruction or other document to be
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given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

          If to the Company
          addressed to:        Periscope Sportswear, Inc.
                               1407 Broadway
                               Suite 620
                               New York, New York 10018
                               Attn: Secretary

          with a copies to:    GIANT GROUP, LTD.
                               9000 Sunset Boulevard
                               Los Angeles, California 90069
                               Attn: Burt Sugarman, President

                               and

                               Thelen Reid & Priest LLP
                               40 West 57th Street
                               New York, New York 10019
                               Attn: Bruce A. Rich, Esq.

          If to Executive

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          addressed to:        Glenn Sands
                               2 Rio Vista Drive
                               Alpine, New Jersey 07620

          with a copy to:      Phillips Nizer Benjamin Krim & Ballon LLP
                               666 Fifth Avenue
                               New York, N.Y.  10103-0084
                               Attn: Donald L. Kreindler, Esq.

or to such other address as the one party shall specify to the other party in writing.

          15. Counterparts and Headings. This Agreement may be executed in one
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or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               PERISCOPE SPORTSWEAR, INC.

                               By: /s/ Scott Pianin
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                                       Scott Pianin
                                       Executive Vice President

                                   /s/ Glenn Sands
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                                       Glenn Sands

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